Exhibit 5.1

ObsEva SA

Chemin de Aulx 12

1228 Plan-les-Ouates

Switzerland

Geneva, November 9, 2017

ObsEva SA – Registration Statement on Form F-1

Ladies and Gentlemen,

We have acted as special Swiss counsel to ObsEva SA (the “Company”) in connection with the filing of a registration statement on Form F-1, including the preliminary prospectus set forth therein (the “Registration Statement”) for the purpose of registering 7,500,000 common shares with a par value of CHF 1/13 each (the “Common Shares”) under the United States Securities Act of 1933, as amended (the “Securities Act”). The 7,500,000 Common Shares set forth in the Registration Statement have been issued (i) pursuant to the terms of a securities purchase agreement dated October 9, 2017 between the Company, on the one hand, and the buyers listed in the Schedule of Buyers attached thereto, on the other hand (each a “Buyer” and collectively the “Buyers”) (the “Securities Purchase Agreement”) and (ii) further to the exercise of warrants to purchase Common Shares (each a “Warrant”), which were issued under the Securities Purchase Agreement.

As such counsel, we have been requested to render an opinion as to certain matters of Swiss law.

I.	REVIEWED DOCUMENTS

For the purpose of giving this opinion, we have only examined the following documents (the “Documents”):

(i)	a draft of the Registration Statement;

(ii)	a copy of the Securities Purchase Agreement;

(iii)	a copy of the registration rights agreement dated October 9, 2017 between the Company, on the one hand, and the Buyers, on the other hand;

(iv)	a copy of the Warrants;

(v)	a copy of the exercise notices relating to the Warrants dated on or around October 13, 2017;

(vi)	a certified copy dated November 3, 2017 of the articles of association of the Company dated October 23, 2017 (the “Articles of Association”), as registered with the Commercial Register of the Canton of Geneva;

(vii)	a certified extract dated November 3, 2017 from the Commercial Register of the Canton of Geneva relating to the Company (the “Extract”);

(viii)	a copy of the minutes of a meeting of the board of directors of the Company held on October 9, 2017 evidencing resolutions, among other things, (i) to increase the share capital of the Company pursuant to Section 5a of the Articles of Association through the issuance of 5,140,625 Common Shares at a price of USD 8.00 per share (the “Authorized Share Capital Increase”) and (ii) to issue Warrants to purchase an aggregate of 2,359,375 Common Shares at an exercise price of USD 8.00 per share (the “Board Resolution 1”);

(ix)	a copy of the report of the board of directors of the Company dated October 20, 2017 regarding the Authorized Share Capital Increase (the “Board Report”);

(x)	a copy of subscription forms dated on or about October 9, 2017 and signed by each of the Buyers, relating to the subscription of the Common Shares to be issued in connection with the Authorized Share Capital Increase (the “Subscription Forms”);

(xi)	a copy of certain declarations of the Company vis-à-vis the Commercial Register of the Canton of Geneva (attestation générale de non reprise et attestation générale de non reprise au regard de la LFAIE) dated October 23, 2017 (the “Declarations”);

(xii)	a copy of the notarized minutes of a meeting of the board of directors of the Company held on October 23, 2017, acknowledging the completion of the Authorized Share Capital Increase (the “Board Resolution 2” and, together with the Board Resolution 1, the “Board Resolutions”);

(xiii)	a copy of a bank statement issued by Credit Suisse (Suisse) SA (“Credit Suisse”) dated October 20, 2017 acknowledging the credit of USD 41,125,130 on a blocked bank account opened with Credit Suisse in the name of the Company in connection with the Authorized Share Capital Increase (the “Bank Confirmation 1”);

(xiv)	a copy of a bank statement issued by Credit Suisse dated October 20, 2017 acknowledging the credit of USD 18,875,130 on a blocked account opened with Credit Suisse in the name of the Company in connection with the issuance of Common Shares further to the exercise of the Warrants (the “Warrant Shares”) (the “Bank Confirmation 2” and, together with the Bank Confirmation 1, the “Bank Confirmations”);

(xv)	a copy of the audit confirmation of PricewaterhouseCoopers SA on the Board Report, dated October 23, 2017 (the “Audit Confirmation”);

(xvi)	a copy of the Company’s register of uncertificated securities dated October 25, 2017 evidencing the creation of 5,140,625 uncertificated securities of the Company in connection with the Authorized Share Capital Increase; and

(xvii)	a copy of the Company’s register of uncertificated securities dated October 25, 2017 evidencing the creation of 2,359,375 uncertificated securities of the Company further to the issuance of the Warrant Shares.

No documents have been reviewed by ourselves in connection with this opinion other than those listed above. Accordingly, our opinion is limited to the above Documents and their legal implications under Swiss law.

II.	ASSUMPTIONS

In rendering the opinion below, we have assumed:

(a)	the genuineness of all signatures;

(b)	the accuracy, completeness and authenticity of all Documents submitted to us as originals;

(c)	the completeness of and conformity to the originals of all Documents submitted to us as copies;

(d)	the due incorporation and valid existence of each of the parties to the Documents under applicable law (except the due incorporation and valid existence of the Company);

(e)	that the Registration Statement has been duly filed by the Company;

(f)	that the Board Resolutions have been adopted on the occasion of duly convened meetings of the board of directors of the Company and that the minutes of these meetings accurately reflect the resolutions and other matters stated therein, and have not been amended or rescinded;

(g)	that the Board Report, the Declarations and the Audit Confirmation have not been rescinded or amended;

(h)	that the execution and delivery of the Subscription Forms are within the capacity and power of, and have been validly authorized and executed by, each of the respective Buyers; and

(i)	to the extent relevant for purpose of this opinion, that all factual information contained in, or material statements given in connection with, the Documents are true, complete and accurate.

III.	OPINION

Based upon the foregoing and subject to the qualifications set out below, we are of the opinion that the 7,500,000 Common Shares referred to in the Registration Statement are validly issued, fully paid-in and non-assessable.

IV.	QUALIFICATIONS

The above opinion is subject to the following qualifications:

(a)	Our opinion is limited to Swiss law as existing and interpreted on the date hereof. We have abstained from examining any issues of any other jurisdiction and therefore no opinion on matters other than Swiss law is to be inferred from our opinion.

(b)	In this opinion, Swiss legal concepts are expressed in the English language and not in their original language. These concepts may not be identical to the concepts described by the same English language terms as they exist under the laws of other jurisdictions.

(c)	This opinion is based on the current provisions of the laws of Switzerland and the regulations thereunder in effect on the date hereof and only as currently interpreted in Switzerland. Such laws and their interpretation are subject to change.

(d)	We express no opinion as to the accuracy or completeness of the information contained in the Registration Statement.

(e)	We express no opinion as to any commercial, calculating, auditing or other non-legal matters, including for what regards the decisions of the board of directors to cancel pre-emptive rights of existing shareholders. Further, this opinion does not cover any matter relating to Swiss or foreign taxes. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any other matter.

We have rendered this opinion as of the date hereof and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion shall be governed by and construed in accordance with the laws of Switzerland.

Sincerely yours,

/s/ Jacques Iffland

Lenz & Staehelin

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